UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 19, 2016
Bar Harbor Bankshares
(Exact Name of Registrant as Specified in Its Charter)
Maine
(State or Other Jurisdiction of Incorporation)
001-13349	01-0393663
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 400
Main Street, Bar Harbor, ME	04609-0400
(Address of Principal Executive Offices)	(Zip Code)
(207) 288-3314
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	Page 1

Item 9.01 Financial Statements and Exhibits	Page 1

Signatures	Page 1

Exhibit Index	Page 2

ITEM 8.01	OTHER EVENTS

Bar Harbor Bankshares (NYSE MKT: BHB) (the “Company”) issued a press release on July 19, 2016 announcing that the Company’s Board of Directors declared at its meeting held on July 19, 2016, a quarterly cash dividend of 27.5 cents per share of common stock, representing an increase of 0.5 cents, or 1.9% compared with the prior quarter, and an increase of 2.0 cents or 7.8% compared with the third quarter of 2015. The dividend will be payable to all shareholders of record as of the close of business August 15, 2016 and will be paid on September 15, 2016. A copy of the Company’s press release is filed with this current report as an exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits No. Description

99.1 Copy of Company’s press release dated July 19, 2016 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 19, 2016

BAR HARBOR BANKSHARES

/s/ Gerald Shencavitz

Gerald Shencavitz
EVP & Chief Financial Officer

EXHIBIT INDEX

99.1   Press Release dated July 19, 2016